Exhibit 99.16a

MFS VARIABLE INSURANCE TRUST II

POWER OF ATTORNEY

The undersigned, an officer of MFS Variable Insurance Trust II (the “Registrant”), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of (i) Capital Appreciation Variable Account (“CAVA”) to MFS Massachusetts Investors Growth Stock Portfolio (“MIS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of CAVA and the issuance to CAVA of shares of beneficial interest in MIS; (ii) Global Governments Variable Account (“WGVA”) to MFS Global Governments Portfolio (“WGS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of WGVA and the issuance to WGVA of shares of beneficial interest in WGS; (iii) Governments Securities Variable Account (“GSVA”) to MFS Government Securities Portfolio (“GSS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of GSVA and the issuance to GSVA of shares of beneficial interest in GSS; (iv) High Yield Variable Account (“HYVA”) to MFS High Yield Portfolio (“HYS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of HYVA and the issuance to HYVA of shares of beneficial interest in HYS; (v) Money Market Variable Account (“MMVA”) to MFS Money Market Portfolio (“MKS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of MMVA and the issuance to MMVA of shares of beneficial interest in MKS; and (vi) Total Return Variable Account (“TRVA”) to MFS Total Return Portfolio (“TRS”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of TRVA and the issuance to TRVA of shares of beneficial interest in TRS (each such transfer of assets and assumption of certain identified liabilities hereinafter referred to collectively as the “Reorganization”); and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 13th Day of July, 2011.

/s/ Maria F. Dwyer	President (Principal Executive Officer)
Maria F. Dwyer

/s/ John M. Corcoran	Principal Financial and Accounting Officer
John M. Corcoran